UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2009

Dover Downs Gaming & Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-16791

Delaware	51-0414140
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway
Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (302) 674-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01  Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01 Regulation FD Disclosure.

Our subsidiary, Dover Downs Gaming Management Corp. (“Dover Downs”), entered into a letter of intent on October 14, 2008 with UG Entertainment LLC (“UGE ”) to operate a video lottery facility at Underground Atlanta.

This filing is being made because our association with the proposed facility has become known publicly.

UGE has made presentations to the Georgia Lottery relative to the possibility of commencing  video lottery operations at Underground Atlanta.  Such video lottery operations are not presently authorized and would require regulatory action by the Georgia Lottery and possibly legislative approval by the State of Georgia.

The letter of intent between Dover Downs and UGE provides for a five year management agreement and affords Dover Downs two renewal options for two years each subject to the attainment of certain financial criteria by the new facility. The letter of intent contemplates that the parties will negotiate and enter into an acceptable management agreement with terms and conditions comparable to management agreements of a similar nature.  Dover Downs’ compensation would consist of a management fee based on gross revenues and an incentive fee based on net earnings before taxes.  Dover Downs has agreed to make a $500,000 non-interest bearing loan to UGE subject to certain conditions set forth in the letter of intent.  The letter of intent also contemplates that Dover Downs will have the right to purchase up to 10% of the equity of UGE.  Dover Downs and UGE agreed to a full year exclusive negotiating period but negotiations on the definitive management agreement have been delayed pending regulatory approvals.

A copy of the letter of intent is attached to this filing.

Underground Atlanta is a retail and entertainment center listed on the National Register of Historic Places and located in the heart of downtown Atlanta in Georgia’s only special entertainment district.  UGE is owned by John Aderhold and Dan O’Leary, the two individuals responsible for transforming Underground Atlanta into a popular Atlanta tourist attraction.

Lottery proceeds benefit the State of Georgia’s HOPE Scholarship Program.

Item 9.01  Financial Statements and Exhibits

(d)   Exhibits

10.1     Letter of Intent dated October 14, 2008 between Dover Downs Gaming Management Corp. and UG Entertainment, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Downs Gaming & Entertainment, Inc.

s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: January 13, 2009

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Letter of Intent dated October 14, 2008 between Dover Downs Gaming Management Corp. and UG Entertainment, LLC.